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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                         ORIENTAL FINANCIAL GROUP INC.
                                       AND
                             JOSE RAFAEL FERNANDEZ

      AGREEMENT made on the 4th day of April, 2005, by and between ORIENTAL FINANCIAL GROUP INC., a financial bank holding company which has its principal office in San Juan, Puerto Rico (sometimes hereinafter referred to as the "Company") and JOSE RAFAEL FERNANDEZ (sometimes hereinafter referred to as the "President").

                                   WITNESSETH:

      WHEREAS, Jose Rafael Fernandez has been an executive officer of the Company since June, 1991, is presently its Senior Executive Vice President and Chief Operating Officer, has been appointed as the Company's President and Chief Executive Officer effective January 1, 2005 and the retention of his services for and on behalf of the Company is of material importance to the preservation and enhancement of the value of the Company's business;

      WHEREAS, the Company and the President wish to enter into this Agreement and intend that this Agreement shall become effective on January 1, 2005 and replace the Employment Agreement, dated as of February 16, 2001 between the President and the Company, now in effect;

      NOW THEREFORE, in consideration of the mutual covenants set forth, the Company and the President do hereby agree as follows:

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      1. TERM OF EMPLOYMENT

      1.1 The Company hereby employs Jose Rafael Fernandez as President and Chief Executive Officer as hereinafter provided, and the President hereby accepts said employment and agrees to render such services to the Company on the terms and conditions set forth in this Agreement for a term of three (3) years commencing on January 1st, 2005 (the "Effective Date") and terminating on December 31, 2007, unless further extended or sooner terminated in accordance with the terms and conditions hereinafter set forth.

      Not less than one hundred twenty (120) days in advance of the expiration of the term of this Agreement the parties will determine whether to extend the term and, if extended, under which terms and conditions.

      1.2 During the term of this Agreement, the President shall devote his best efforts to performing such services for the Company as may be consistent with his title of President and Chief Executive Officer and those which from time to time may be assigned to him by the Company's Board of Directors.

      1.3 The services of the President to the Company shall be rendered principally in the Commonwealth of Puerto Rico, but he shall do such traveling on behalf of the Company as may be reasonably required by his duties.

      1.4 The President shall have sole, full and complete authority to make all determinations concerning hiring, dismissal and compensation for all classes of employees of the Company, which determinations shall be in accordance with the policies for such hiring, dismissal and compensation established by the

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                                     -3-

Compensation Committee of the Board of Directors from time to time and in accordance with applicable laws and, the rules and regulations of the Federal Deposit Insurance Corporation (the "FDIC") and the Federal Reserve Board (the "FRB").

      1.5 The President shall continue to occupy his position as a Director on the Board of Directors of the Company. Furthermore, during the term of this Agreement or extension thereof and for any elections of Directors in which his term as Director will expire, the Board of Directors shall nominate and recommend to the stockholders the election of the President to the Board of Directors of the Company.

      2. COMPETITIVE ACTIVITIES:

      2.1 The President agrees that during the term of this Agreement, except with the express written consent of the Board of Directors, he will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or become interested in, or make financial investment in any firm, corporation, business entity or business enterprise; provided, however, that the President shall not thereby be precluded or prohibited from owning passive investments including investments in the securities of other financial institutions, so long as such ownership does not require him to devote substantial time to management or control of the business or activities in which he has invested.

      2.2 The President agrees and acknowledges that during the time that he is employed by the Company, he will maintain an intimate knowledge of the activities and affairs of the Company including trade secrets and other confidential matters. As a

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result, and also because of the special, unique, and extraordinary services that the President is capable of performing for the Company or one of its competitors, the President recognizes that the services to be rendered by him hereunder are of a character giving them a peculiar value, the loss of which cannot be adequately or reasonably compensated for by damages. Therefore, if during the time he is employed by the Company, the President renders services to a competitor of the Company other than as authorized pursuant to Section 2.1 hereof, the Company shall be entitled to immediate injunctive or other equitable relief to restrain the President from rendering his services to the competitor of the Company, in addition to any other remedies to which the Company may be entitled under law; provided, however, that the right to such injunctive or other equitable relief shall not survive the termination of the President's employment with the Company.

      3. COMPENSATION AND REIMBURSEMENT OF EXPENSES:

      3.1 COMPENSATION. The Company will compensate and pay for the President's services during the term of this Agreement (i) an annual base salary of three hundred twenty-five thousand dollars ($325,000) equivalent to twenty-seven thousand eighty-three dollars with thirty-three cents ($27,083.33) per month from January 1 to June 30, 2005; (ii) an annual base salary of three hundred fifty thousand dollars ($350,000) equivalent to twenty-nine thousand one hundred sixty-six dollars with sixty-six cents ($29,166.66) per month from July 1, 2005 to June 30, 2006; (iii) an annual base salary of four hundred thousand dollars ($400,000) equivalent to thirty-three thousand three hundred thirty-three dollars ($33,333.33) per month from July 1, 2006 to June 30, 2007; and (iv) thirty seven thousand five hundred dollars ($37,500) per month equivalent to an annualized annual base salary of four

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                                      -5-

hundred fifty thousand dollars ($450,000) from July 1 to December 31, 2007. The President's base salary for any extension of the term, of this Agreement shall be mutually agreed by the Compensation Committee of the Board of Directors and the President, provided, however, that at no time shall such base salary be reduced below the amount set forth above for the second year of the term of this Agreement.

      3.2 BONUS. The Company shall pay the President a bonus of up to 50% of the President's annual base salary as may be earned by him under the Company's "Pay for Performance" compensation plan (the "Plan") for the first year of the term of this Agreement and of up to 55% of the President's annual base salary as may be earned by him under the Plan for each subsequent year of the term of this Agreement.

      3.3 CAR ALLOWANCE. During the term of this Agreement and any extension thereof, the Company shall provide the President an annual car allowance in the amount of thirty thousand dollars ($30,000.00) from which the President shall pay all his car related expenses, such as car lease payment insurance, repairs, maintenance, gasoline, chauffeur, and related equipment such as a car installed cellular phone.

      3.4 MEMBERSHIPS AND PROFESSIONAL EXPENSES. During the term of this Agreement and any extension thereof, the Company shall provide the President with an annual allowance in the sum of eighteen thousand dollars ($18,000). From such allowance the Executive Officer shall pay the membership expenses for such social and business clubs and professional or training expenses which in his judgement are reasonably appropriate to the performance of his duties as President pursuant to this

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Agreement. Such membership(s) shall be maintained in the name of the President.

      3.5 REIMBURSEMENT OF EXPENSES. Not less frequently than, monthly, the Company shall pay for or reimburse the President for-all reasonable travel and other expenses incurred by the President in the performance of his duties under this Agreement, including, without limiting the generality of the foregoing, the allowance and reimbursable expenses provided for in Section 3.3 and 3.4 herein above.

      3.6 OFFICE. The Company shall furnish the President with a private office, all necessary secretarial services and such other assistance and accommodations as shall be suitable to the character of the President's position with the Company and adequate for the performance of his duties hereunder.

          3.7 LIFE INSURANCE. The Company shall provide a ten (10) year term life insurance policy in the sum of three million dollars (53,000,000) covering the life of the President and having as its beneficiary the Estate of Jose Rafael Fernandez or any other person or entity which the President may designate from time to time. The President authorises the Company to obtain a ten million dollars ($10,000,000) key man term life insurance policy covering his life and having the Company as its beneficiary. For as long as the President is employed by the Company, all premiums and costs associated with such term life insurance policies described above shall be for the account of the Company.

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      3.8 VACATION. The President shall be entitled to twenty-two (22) days of paid vacation each year during the term of this agreement.

      4. DISABILITY

      4.1 if the President shall become disabled or incapacitated to the extent that he is unable to perform his duties hereunder, and so long as such disability continues, the President shall, subject to the provisions of Section
6.2 and 6.3 hereof, continue to receive his full compensation for a period not to exceed the remaining term of this Agreement.

      4.2 There shall be deducted from the amounts paid to the President hereunder during any period of disability or incapacitation, as described in
Section 4.1 hereof, any amounts actually paid to the President pursuant to any disability insurance or other similar such programs which the Company has instituted or may institute on behalf of its employees for the purpose of providing compensation in the event of disability.

      5. ADDITIONAL COMPENSATION AND BENEFITS

      5.1 During the term of this Agreement, the President will be entitled to participate in, and receive the benefits of, any stock option plan, profit sharing plan or other plans, benefits and privileges given to employees and executives of the Company or its subsidiaries and affiliates which may now exist or come into existence hereinafter, to the extent commensurate with his then duties and responsibilities, as fixed by the Compensation Committee of the Board of Directors, and, to the extent that the President is otherwise eligible and qualifies, to so participate in, and receive such benefits or privileges. The Company shall not make any changes in such plans, benefits or privileges which

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would adversely affect the President's rights or benefits thereunder, unless such change or changes are made pursuant to a program applicable to all executives of the Company and does not result in a proportionately greater adverse change in the rights of or benefits to the President as compared to any executive officer of the Company. Nothing paid to the President under any plan or arrangement presently in effect or made available in the future shall be deemed in lieu of the base salary or bonus payable to the President pursuant to Sections 3.1 and 3.2 hereof.

      5.2 (a) On November 29, 2004 the Compensation Committee of the Board of Directors of the Company, in contemplation of the execution of this Agreement, granted the President an option to purchase 20,000 shares of the common stock of the Company. The option granted shall be subject to the conditions described in subsections (c) and (d) below except that the exercised period for the option shall commence after the second and end on the tenth anniversary of the date of the grant;

            (b) The President shall be granted options to purchase shares of the common stock of the Company as follows: 40,000 shares effective on July 1, 2005, 20,000 shares effective on January 1, 2006 and 20,000 shares effective on January 1, 2007. The options granted to the President pursuant to subsections
(a) and (b) of this Section 5.2 shall be referred to as the "Options".The Options shall be entitled to all of the rights, benefits and privileges to which stock options issued under the Company's Incentive Stock Options Plans are entitled including, without limiting the generality of the foregoing, their adjustment to take into account the dilution effect of stock dividends and stock splits.

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            (c) Up to twenty percent (20%) of the Options may be exercised by the President each year during a period commencing after the second and ending on the tenth anniversary of this Agreement, provided that the Options will become fully vested and exercisable in the event of a change of control of the Company as such term is defined in the "Change of Control Compensation Agreement" between the President and the Company dated December 15, 2004, or if the President becomes disabled, dies or retires from employment with the Company; and

            (d) The Options shall survive one (1) year after termination of this Agreement, unless said termination is pursuant to Sections 6.1, 6.5 or 6,6 hereto.

      6. TERMINATION

      6.1 The Board of Directors shall have the right, at any time upon prior written Notice of Termination satisfying the requirements of Section 6.8(b) hereof, to terminate the President's employment hereunder, including termination for just cause. For the purpose of this Agreement, "termination for just cause" shall mean termination for the willful and continued failure of the President to perform his duties under this Agreement or the willful engaging by the President in illegal conduct or gross misconduct materially injurious to the Company, as determined by a court of competent jurisdiction or a federal or state regulatory agency having jurisdiction over the Company. For purposes of this paragraph, no act, or failure to act, on the President's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and

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                                      -10-

without reasonable belief that his action or omission was in the best interest of the Company; provided that any act or omission to act on the President's behalf in reliance upon an opinion of counsel to the Company or counsel to the President shall not be deemed to be willful.

      6.2 In the event employment is terminated for just cause pursuant to
Section 6.1 hereof, the President shall have no right to compensation or other benefits for any period after such date of termination. If the President is terminated by the Company other than for just cause pursuant to Section 6.1 hereof and other than in connection with a change of control of the Company, as defined in the Compensation Agreement, the President's right to compensation and other benefits under this Agreement shall be as set forth in Sections 6,8(c) and
(d) hereof.

      6.3 The President shall have the right, upon prior written Notice of Termination of not less than thirty (30)days satisfying the requirements of
Section 6.8(b) hereof, to terminate his employment hereunder. In such event, the President shall have the right as of the date of termination to receive all accrued compensation and other benefits provided for in this Agreement. Provided, however, that if the President terminates his employment hereunder for "good reason" pursuant to Section 6.8(a) hereof he shall be entitled to receive the severance payment provided for in Section 6.8 (c) hereof. If the President provides a Notice of Termination for good reason the date

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                                      -11-

of Termination shall be the date on which a Notice of Termination is given,

      6.4 If the President is suspended from office and/or temporarily prohibited from participating in the conduct of the Company's affairs pursuant to a notice served under the Federal Deposit Insurance Act ("FDIA") or under the Federal Reserve Act ("FRA"), the Company's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company shall: (i) pay the President all the compensation withheld while contract obligations were suspended, and, (ii) reinstate (in whole or in part) any of its obligations which were suspended.

      6.5 If the President is removed from office and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under the FDIA or the FRA, all obligations of the Company under this Agreement shall terminate, as of the effective date of the order, but the rights of the President to compensation earned as of the date of termination shall not be affected.

      6.6 If the Company is in default, as defined to mean an adjudication or other official determination of a court of competent jurisdiction or other public authority pursuant to which a conservator, receiver or other legal custodian is appointed for the Company for the purpose of liquidation, all

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obligations under this Agreement shall terminate as of the date of default, but the rights of the President to compensation and benefits accrued as of the date of termination shall not be affected.

      6.7 In the event that the President is terminated in a manner which violates the provisions of Section 6.1, as determined by a court of competent jurisdiction, the President shall be entitled to reimbursement for all reasonable costs, including attorneys' fees in challenging such termination. Such reimbursement shall be in addition to all rights to which the President is otherwise entitled under this Agreement.

      6.8 (a) The President may terminate his employment hereunder for good reason. For purposes of this Agreement, "good reason" shall mean (i) a failure by the Company to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after a notice of such noncompliance has been given by the President to the Company, or (ii) any purported termination of the President's employment hereunder which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (b) hereof (and for purposes of this Agreement no such purported termination shall be effective).

          (b) Any termination of the President's employment by the Company or by the President shall be communicated by a written Notice of Termination to the other party hereto. For

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purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which shall (i) indicate the specific termination provision in the Agreement relied upon; (ii) set forth in reasonable detail, the facts and circumstances claimed to provide a basis for termination of the President's employment under the provision so indicated; (iii) specify a date of termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Company's termination of the President's employment for just cause pursuant to Section 6.1 hereof, in which case the Notice of Termination may specify a date of termination as of the date such Notice of Termination is given; and (iv) be given in the manner specified in Section 9.1 hereof.

            (c) In the event that: (i) the President shall terminate his employment for good reason as defined in subparts (i) or (ii) of Section 6.8(a) hereof, or (ii) if the President is terminated by the Company for other than just cause pursuant to Section 6.1 hereof and other than in connection with a change in control of the Company, as defined in the Compensation Agreement, then in lieu of any further salary payments to the President for periods subsequent to the date of termination, the Company shall pay as severance to the President an amount equal to the product of (A) the aggregate annual compensation paid to or payable by the Company and any of its subsidiaries to the President, which amount shall include the President's base salary, bonus (equal to the highest cash bonus paid to the

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President in any of the two fiscal years prior to the date of termination of employment, car allowance and the value of any other benefits provided to the President, during the year in which the termination of the President's employment occurs, multiplied by (B) 2.00, such payment to be made in a lump sum on or before the fifth day following the date of termination.

            (d) Unless the President's employment is terminated for just cause pursuant to Section 6.1 hereof or pursuant to Sections 6.5 and 6.6 hereof, the Company shall maintain in full force and effect, for the continued benefit of the President for the balance of the term of this Agreement (as such term may have been extended or provided herein), all employee benefit plans and programs in which the President was entitled to participate immediately prior to the date of termination, provided that the President's continued participation is possible under the general terms and provisions of such plans and programs.

            (e) The President shall not be required to mitigate the amount of any payment provided for in paragraphs (c) and (d) of this Section 6.8 by seeking other employment or otherwise.

      7. INDEMNIFICATION

      7.1 The Company shall indemnify the President, to the fullest extent authorized by applicable federal and Commonwealth of Puerto Rico laws and regulations, with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other

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                                      -15-

than an action by or in the right of the Company) that the President is a party or is threatened to made a party by reason of the fact that he is or was the President and Chief Executive Officer of the Company or that he is or was a member of the Company's Board of Directors, or is or was serving at the written request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against costs and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a matter he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Company shall not be liable for any amounts which may be due to the President in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by the President seeking indemnification hereunder without its prior written consent. The provisions of this Section 7.1 shall also extend the conjugal partnership of the President and his spouse and to the President's spouse, when applicable, and shall survive the termination of this Agreement.

      8. SUCCESSORS OF THE PARTIES

      8.1 This Agreement shall inure to the benefit of and be binding upon the President, and, to the extent applicable, his assigns, executors, and personal representatives and the Company,

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                                      -16-

its successors, and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of the Company's assets and business, or with or into which the Company may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer,

      8.2 This Agreement is personal to each of the parties hereto and neither party may assign or delegate any of his or its rights or obligations hereunder without first obtaining the written consent of the other party.

      9. NOTICES

      9.1 All notices required by this Agreement to be given by one party to the other shall be in writing and shall be deemed to have been delivered either:

      (a) When personally delivered to the office of the Secretary of the Company at his regular corporate office, or the President in person; or

      (b) Five days after depositing such notice in the United States mails, certified mail with return receipt requested and postage prepaid to:

            (i)   Jose R. Fernandez
                  Narciso 1893
                  Urb. Santa Maria
                  Rio Piedras, PR 00927

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                                      -17-

            (ii)  Oriental Financial Group Inc.
                  P.O. Box 195115
                  San Juan, Puerto Rico 00919-5115

or such other address as either party may designate to the other by notice in writing in accordance with the terms hereof.

      10. AMENDMENTS OR ADDITIONS

      10.1 No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties. The prior approval by a two-thirds affirmative vote of the full Board of Directors of the Company shall be required in order for the Company to authorize any amendments or additions to this Agreement, to give any consent or waivers of provisions of this Agreement, or to take any other action under this Agreement including any termination of the employment of the President with or without just cause under Section 6.1 hereof.

      11. MISCELLANEOUS

      11.1 No course of conduct between the Company and President to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power, or (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen; and, every power and remedy granted by law and by this Agreement to any party hereto may be exercised from time to time, and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.

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                                      -18-

      11.2 The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      11.3 This Agreement shall be governed in all respects and be interpreted by and under the laws of the Commonwealth of Puerto Rico, except to the extent that such law may be preempted by applicable Federal law, including regulations, opinions or orders duly issued by the FDIC and the FRB("Federal Law"), in which event this Agreement shall be governed and be interpreted by and under Federal Law. Venue for the litigation of any and all matters arising under or in connection with this Agreement shall be laid in the United States District Court for the District of Puerto Rico, at San Juan, in the case of federal jurisdiction, and in the Superior Court of the Commonwealth of Puerto Rico in San Juan, in the case of state court jurisdiction.

      11.4 Notwithstanding anything to the contrary herein contained, the payment or obligation to pay any monies or granting of any rights or privileges to the President as provided in this Agreement shall not be in lieu or derogation of the rights and privileges that the President now has under any plan or benefit presently outstanding.

      11.5 As used herein the term "Company" shall include all of the Company's subsidiaries and affiliates.

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                                      -19-

At San Juan Puerto Rico this 4th day of April, 2005.

                                    ORIENTAL FINANCIAL GROUP INC.

/s/ Jose Rafael Fernandez           By: /s/ Julian Inclan
-------------------------               -------------------------
JOSE RAFAEL FERNANDEZ                   Julian Inclan
                                           Director

                                        __________________________________
                                            Maricarmen Aponte
                                               Director

                                        /s/ Alberto Richa
                                        -------------------------
                                            Alberto Richa
                                               Director

                                        /s/ Emilio Rodriguez, Jr.
                                        ----------------------------------
                                            Emilio Rodriguez, Jr.
                                                  Director